UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): September 15, 2005

                         CITADEL SECURITY SOFTWARE INC.

             (Exact Name of Registrant as Specified in its Charter)


DELAWARE                         000-33491                   75-2873882
(STATE OR OTHER          (COMMISSION FILE NUMBER)          (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION
INCORPORATION)                                                 NUMBER)


                         TWO LINCOLN CENTRE, SUITE 1600
                                5420 LBJ FREEWAY
              DALLAS, TEXAS                                  75240
 (Address of Principal Executive Office)                   (Zip Code)


                                 (214) 520-9292
              Registrant's Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2005, Comerica Bank ("Comerica") and Citadel Security Software Inc. ("Citadel") entered into a Fifth Amendment To Loan And Security Agreement ("Amendment"). Under the Amendment, Citadel and Comerica agreed to modify the loan agreement to provide for an additional revolving credit line of up to $750,000 based on a borrowing base of up to 80% of Citadel's eligible accounts receivable. The loan would bear interest at Comerica's prime rate plus 1.75% and has a maturity date of September 30, 2005.

The other material terms of the credit facilities, including interest rate, security, and final maturity, remain the same as under the original loan agreement, as amended.

In connection with the Amendment, Citadel has issued to Comerica a warrant to purchase up to 25,000 shares of Citadel common stock at an exercise price of $1.56 per share. The warrant has a seven year term and net exercise and registration rights provisions.

The foregoing summaries of the Amendment and Warrant are qualified in their entirety by reference to the Amendment and the Warrant, which are filed as exhibits to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


4.1 Fifth Amendment to Loan and Security Agreement, dated as of September 15, 2005, between Citadel Security Software Inc. and Comerica Bank

4.2 Warrant, dated as of September 15, 2005, between Citadel Security Software Inc. and Comerica Bank


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


Citadel Security Software Inc.
(Registrant)


By: /s/ STEVEN B. SOLOMON
-------------------------
Steven B. Solomon
Chief Executive Officer

Dated as of September 16, 2005